UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
June 30, 2009 (June 25, 2009)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (“Amendment No. 1”) amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission by BreitBurn Energy Partners L.P. (the “Partnership” or “BreitBurn”) on June 29, 2009 in connection with BreitBurn’s monetization of certain hedge contracts.

Item 8.01 Other Events.

On June 25, 2009, BreitBurn elected to terminate selected in-the-money crude oil and natural gas hedge contracts covering a portion of its expected production in 2011 and 2012 and simultaneously replaced them with new hedge contracts for the same 2011 and 2012 volumes at prevailing market prices.  The net proceeds from the monetization transactions were approximately $25 million.  Those proceeds will be used to immediately reduce outstanding borrowings under the Partnership’s credit facility.  At the same time, the borrowing base under the Partnership’s credit facility was reduced by an amount equal to the monetization proceeds.  After this reduction, the Partnership’s new borrowing base is $735 million.

As of June 29, 2009, the Partnership had 5,603 bbls per day and 5,016 bbls per day hedged in 2011 and 2012, respectively, at weighted average hedge prices of $77.60 and $88.35 per bbl and 41,971 MMBtu per day and 38,257 MMBtu per day hedged in 2011 and 2012, respectively, at weighted average hedge prices of $7.92 and $8.05 per MMBtu.

The Partnership has also added new commodity hedges in 2009 and 2013. As of June 29, 2009, the new 2009 hedges coverd approximately 138,000 Bbls of expected production during the period from July 1 to December 31, 2009.  The recently added 2013 hedges covered 1,095,000 MMBtu and 912,500 Bbls of expected production during 2013.

A summary of the terminated and new hedge contracts for 2011 and 2012 is below:

Contract Periods	Daily Volumes	Terminated Contract Prices	New Contract Prices
Natural Gas	MMBtu / day	Per MMBtu	Per MMBtu
Jan 2011 – Mar 2011	1,683	$10.89	$7.01
Apr 2011 – Jun 2011	11,749	$9.70	$6.41
Jul 2011 – Sep 2011	11,599	$9.83	$6.67
Oct 2011 – Dec 2011	11,400	$10.19	$7.04
Jan 2012 – Mar 2012	11,231	$10.68	$7.37
Apr 2012 – Jun 2012	11,030	$9.74	$6.68
Jul 2012 – Sep 2012	10,683	$9.86	$6.88
Oct 2012 – Dec 2012	10,679	$10.21	$7.25

Crude Oil	Bbls / day	Per Bbl	Per Bbl
Jan 2012 – Mar 2012	600	$110.00 / $145.80	$79.35
Apr 2012 – Jun 2012	600	$110.00 / $145.00	$79.75
Jul 2012 – Sep 2012	600	$110.00 / $145.25	$80.15
Oct 2012 – Dec 2012	600	$110.00 / $145.50	$80.55

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A summary as of June 29, 2009 of additional hedges added since May 8, 2009 is below:

Contract Periods	Daily Volumes	Contract Prices
Natural Gas	MMBtu / day	Per MMBtu
Jan 2013 – Dec 2013	3,000	$7.50

Crude Oil	Bbls / day	Per Bbl
Jul 2009 – Sep 2009	500	$65.00
Oct 2009 – Dec 2009	1,000	$66.00
Jan 2013 – Dec 2013	500	$75.85
Jan 2013 – Dec 2013	500	$83.60
Jan 2013 – Dec 2013	1,000	$70.00
Jan 2013 – Dec 2013	500	$80.10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BreitBurn GP, LLC, its general partner

Date: June 30, 2009	By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and Chief Financial Officer

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